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                                                                   EXHIBIT 10.27

                 [English translation of original German text]


NORD/LB                                                      1st copy (of three)
FK Direktkredite H/S/W
2866/2024-bol


                             Credit Line Agreement


Norddeutsche Landesbank Girozentrale
Georgsplatz 1, 30159 Hannover

hereinafter "NORD/LB"

grants

Cope Inc.
Hermosa Beach, CA, U.S.A.
and
Cope Holding AG
Grundstrasse 14, 6343 Rotkreuz, Switzerland

as joint debtors

hereinafter "Debtors"

a credit line in the amount of

     DEM 1.825.000,00
     (in words: Deutsche Mark one million eight hundred twenty five) at the following conditions:

1.   Utilisation
     -----------

The credit line can be used either as a current account credit and/or as fixed credit (with minimum installments of DEM 500.000,00). To call the credit, a written declaration of Cope Holding AG suffices.

2.   Purpose
     -------

Interim financing of costs incurred by Cope Inc. before the public offering on the Frankfurt New Market.

3.   Interest
     --------
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The interest of the current account credit is 6 % p.a., such rate being applicable until further notice. NORD/LB has the right to modify the interest by making a unilateral declaration if a modification occurs on the money or capital market.

The interest for the fixed credits depend on the money market and therefore has to be determined for each case individually.

4.   Term
     ----

The credit line shall be paid back from the means raised by the public offering. The credit line has to be paid back at the latest on 15 December 1999.

5.   Payment
     -------

The payment is effectuated as soon as NORD/LB holds the following documents:
- the credit line agreement duly signed by the Debtors
- the duly signed signature cards for the current account
- copy of the personal identification cards/passports of the people who are entitled to represent and sign (for the Debtor) (identity test completed)
- legal opinion showing right of representation

6.   Security
     --------

The credit line is granted without any security - this does not affect the rights of NORD/LB pursuant to no. 21 and no. 22 para. 1 of the General Conditions of NORD/LB.

7.   Effectiveness
     -------------

This Agreement is effective as soon as it has been signed by all parties to the Agreement. Deletions and modifications to this text have to be confirmed by both parties in writing.

8.   Miscellaneous
     -------------

The General Conditions of NORD/LB are applicable in the currently valid version.
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The Debtor receives an example thereof.
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This credit line agreement is governed by the laws of Germany.

The place of jurisdiction is Hannover.

Pursuant to (S) 18 of the credit law statute, the Debtors are obliged to the regular and timely disclosure of their economic situation. The Debtors therefore undertake to keep the information mentioned in (S) 18 of the credit law statute and in particular the annual accounts at the disposal of NORD/LB at all times and to furnish any explanations requested. The parties agree that the Debtors will furthermore submit to NORD/LB the interim accounts as well as the planning for the next year.

Rothkreuz, 15 July 1999    signed Cope Inc., Hermosa Beach, CA., U.S.A.
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Rothkreuz, 15 July 1999    signed Cope Holding AG

Hannover, 19 July 1999     signed Norddeutsche Landesbank Girozentrale